Exhibit 10.4

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
This First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions (“First Amendment”), dated as of April 11, 2012, is made between MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership (“Seller”), and SIR MONTCLAIR PARC, LLC, a Delaware limited liability company (“Buyer”), with reference to the following facts:

A.
Seller and Steadfast Asset Holdings, Inc., a California corporation (“Original Buyer”), entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated January 27, 2012 (the “Agreement”), for the purchase and sale of that certain real property located in Oklahoma City, Oklahoma, together with all structures, improvements, machinery, fixtures and equipment affixed or attached thereto, and other tangible and intangible real and personal property rights related thereto, all as more particularly described in the Agreement. Pursuant to that certain Assignment and Assumption of Purchase Agreement dated as of April 10, 2012, Original Buyer assigned its rights under the Agreement to Buyer

B.	Pursuant to Section 6.2 of the Agreement, Buyer duly-exercised the Extension Option to extend the Closing Date to between May 1, 2012 and May 4, 2012 (the “Rescheduled Closing Date”).

C.
Buyer and Seller now desire to amend the Rescheduled Closing Date as set forth below. Except as otherwise expressly defined in this First Amendment, all initially capitalized terms used in this First Amendment have the same meanings as in the Agreement.

THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Rescheduled Closing Date. The Rescheduled Closing Date is hereby amended to be April 26, 2012.

2.
Acknowledgment of Assignment. Seller acknowledges and agrees that this First Amendment shall constitute duly-given notice of the assignment of the Agreement by Original Buyer to Buyer, as required pursuant to Section 15 of the Agreement.

3.
Counterparts; Copies. This First Amendment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.

4.	Conflicts. If any conflict between this First Amendment and the Agreement should arise, the terms of this First Amendment shall control.

5.
Continuing Effect. There are no other amendments or modifications to the Agreement other than this First Amendment. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed.

6.
Authority. The individual(s) executing this First Amendment on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this First Amendment.

7.	Attorneys’ Fees. In any action to enforce or interpret the provisions of this First Amendment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
NOW THEREFORE, the parties have executed this First Amendment as of the date first written above.

SELLER:			BUYER:

MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership			SIR MONTCLAIR PARC, LLC, a Delaware limited liability company

By:	CASE MONTCLAIR PARK, L.L.C., an Oklahoma limited liability company, its general partner		By:	Steadfast Income Advisor, LLC, a Delaware limited liabilty company, its Manager

	By:	/s/ Mike D. Case		By:	/s/ Ana Marie del Rio
	Name:	Mike D. Case		Name:	Ana Marie del Rio
	Its:	Manager		Its:	Secretary

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